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                                                                    EXHIBIT 10.1

                            1999 EMPLOYMENT AGREEMENT

                       Columbia Bancorp - Terry L. Cochran

         This Employment Agreement (the "Agreement") is made and entered into this 1st day of April, 1999 by and between Columbia Bancorp, an Oregon corporation ("Bancorp") and Terry L. Cochran ("Employee").

                                    RECITALS

         (1) Bancorp is an Oregon corporation and is the holding company of Columbia River Bank and of Valley Community Bank (collectively, the "Banks"), both of which are state-chartered Oregon financial institutions. Bancorp's principal office is at 420 East Third Street, Suite 200, The Dalles, Oregon 97058.

         (2) Bancorp desires to employ Employee as President and Chief Executive Officer of Bancorp.

             Now, therefore, it is agreed:

         1.  RELATIONSHIP AND DUTIES.

         1.1 EMPLOYMENT AND TITLE. Bancorp shall employ Employee as an officer of Bancorp with the title of President and Chief Executive Officer to perform such services and duties as the Board of Directors of Bancorp (the "Bancorp Board") may designate from time to time. Subject to the terms and conditions hereof, employee shall perform such duties and exercise such authority as are customarily performed and exercised by persons holding such office, subject to the general direction of the Bancorp Board. Such services and duties shall be exercised in good faith and in accordance with standards of reasonable business judgment.

         1.2 SERVICE ON BOARDS. Employee shall serve on the Bancorp Board and on such committees established by the Bancorp Board to which Employee may be appointed. Employee shall also serve on the Boards of the Banks and on such committees established by such Boards to which Employee may be appointed.

         1.3 DUTIES; CONFLICTS. Employee shall devote his full time, attention and efforts to the diligent performance of his duties as an officer and director of Bancorp and as a director of the Banks. Employee will not accept employment with any other individual, corporation, partnership, governmental authority or any other entity, or engage in any other venture for profit which Bancorp may consider to be in conflict with the best interests or business of Bancorp or any of Bancorp's subsidiary, sister or affiliated corporations, or which may interfere in any way with Employee's performance of his duties hereunder. Any exceptions to the above conditions must be approved by the Bancorp Board in writing.

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         1.4 OTHER BOARDS. Nothing in the Agreement shall prohibit Employee from serving on the board of directors of any profit or non-profit corporation not in direct competition with Bancorp or any of Bancorp's subsidiaries, sister or affiliated corporations. In addition, Employee may own stock in any other corporation whether or not the stock is publicly traded; provided, that if such corporation operates a business in competition with Bancorp Employee may not own more than five percent (5%) of the outstanding shares of such corporation.

         1.5 CHANGE IN DUTIES. Nothing in the Agreement shall prohibit Bancorp from modifying, adding to or otherwise changing Employee's duties as a full-time employee during the term of the Agreement. Any such modifications, additions to or changes in Employee's duties shall not be deemed a termination of Employee's employment under the Agreement. Notwithstanding the foregoing, Employee shall retain the title of President and Chief Executive Officer of Bancorp during the term of the Agreement.

         1.6 SERVICE AS PRESIDENT OF SUBSIDIARY. Employee shall serve as President and Chief Executive Officer of Columbia River Bank from April 1, 1999 through the date this position is filled by an individual chosen by the Bancorp Board.

         2.  TERM OF EMPLOYMENT.

         2.1 TERM. The term of employment under the Agreement shall be for the period beginning April 1, 1999 and ending May 14, 2001.

         2.2 EXTENSIONS. Employee's term of employment under the Agreement may be extended for successive one-year terms after May 14, 2001 subject to the mutual agreement of the parties. The parties shall reach mutual agreement concerning such extensions on or before a date which is no less than one year prior to the date of expiration of Employee's term of employment under the Agreement, including any extensions thereof. Each extended term shall begin on the first day of April in the year the extension becomes effective.

         3.  TERMINATION.

         3.1 DEFINITION. As used in the Agreement, "termination" shall mean the termination of Employee's employment relation with Bancorp, whether initiated by Bancorp or by Employee, and whether for cause or without cause; provided, that Employee's retirement from full-time employment under Section 7 herein shall not constitute a "termination" of employment under the terms of the Agreement.

         3.2 TERMINATION EVENTS. Notwithstanding any other provisions of the Agreement, the employment of Employee shall terminate immediately on the earlier to occur of any of the following:

             3.2.1 Employee's death;

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             3.2.2 Employee's complete disability. "Complete disability" as used herein shall mean the inability of Employee, due to illness, accident, or other physical or mental incapacity, to perform the services required under the Agreement for an aggregate of sixty (60) days within any period of 120 consecutive days during the term hereof; provided, however, that disability shall not constitute a basis for discharge for cause;

             3.2.3 The discharge of Employee by Bancorp for cause. "Cause" as used herein shall mean (i) Employee's negligence or misconduct as shall constitute, as a matter of law, a breach of the covenants and obligations of Employee hereunder; (ii) failure or refusal of Employee to comply with the provisions of the Agreement; (iii) Employee's conviction by any duly constituted court with competent jurisdiction of a crime (other than traffic offenses); (iv) Employee's malfeasance or incompetence, provided that in applying this criteria the Bancorp Board shall not be unreasonable or arbitrary, and provided further that prior to effecting a dismissal under this Section (iv) the Bancorp Board shall afford Employee with fair and reasonable warning and with a fair and reasonable opportunity to cure any defects in Employee's performance.

         3.3 TERMINATION BY EMPLOYEE. Employee may terminate his employment with Bancorp with or without cause by giving thirty (30) days written notice of termination. "Cause" as used herein shall include Bancorp's failure or refusal to comply with the provisions of the Agreement.

         3.4 EFFECT OF TERMINATION. The termination of Employee's employment prior to the Retirement Date as defined in Section 7.1 herein shall constitute a tender by Employee of his resignation as an officer of Bancorp and as a member of the Bancorp Board, the Boards of any subsidiaries of Bancorp, and any committees of such Boards.

         3.5 PAYMENTS ON TERMINATION.

             3.5.1 If prior to the Retirement Date Employee's employment is terminated by Employee with or without cause, or by Bancorp without cause, Employee shall be paid all base salary and benefits accrued under the Agreement as of the termination date, and in addition, shall be entitled to the deferred compensation payments provided under Section 1 of the Deferred Compensation Agreement of April 1, 1999 between the parties (the "DC Agreement") or any successor agreement thereto.

             3.5.2 If prior to the Retirement Date, as defined in Section
7.1 herein, Employee's employment is terminated by Bancorp with cause, Employee shall be paid all base salary and benefits accrued under the Agreement as of the termination date, but shall not be entitled to the deferred compensation payments provided under Section 1 of the DC Agreement.

         4.  COMPENSATION.

         4.1 BASE SALARY. Employee shall be paid an annual base salary of $157,500 in equal bimonthly installments, subject to any deductions required by law, for the period beginning May

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1, 1999 and ending December 31, 1999. For the period beginning January 1, 2000 and ending December 31, 2000, Employee's annual base salary shall be $163,406. For the period beginning January 1, 2001 and ending May 14, 2001, Employee's annual base salary shall be $171,576.

         4.2 EXTENSIONS. If Employee's term of employment under the Agreement has been extended, on the 31st day of March, 2001, and for each successive March 31st prior to the date of beginning of any further extended term, Bancorp shall determine Employee's annual base salary for the immediately following calendar year.

         4.3 PERFORMANCE BONUS. On or before June 30, 1999, the Bancorp Board shall determine the amount of and the formulas and methods for establishing Employee's performance bonus for the 1999 calendar year, subject to any deductions required by law. Further, in December, 1999 and in the month of December of each successive year for as long as Employee is employed under the Agreement, the Bancorp Board shall determine the amount of and the formulas and methods for establishing Employee's performance bonus for the following calendar year, subject to any deductions required by law. The amount of such bonus shall be set in the Bancorp Board's sole discretion, and the Bancorp Board may decline to award a performance bonus in any year.

         4.4 BOARD SERVICE. Employee shall receive no fees for serving as a member of the Bancorp Board or the Board of the Banks as long as Employee is also employed by Bancorp. If after the Retirement Date Employee continues to serve as a member of the Bancorp Board or any Board of Bancorp's subsidiaries, Employee shall be entitled to receive the fees and other amounts payable to any other such member.

         4.5 STOCK OPTIONS. On a date to be determined by the Bancorp Board, which shall be no later than December 31, 1999, Employee shall be granted an option to purchase 10,000 shares, adjusted for stock splits, if any, of Bancorp common stock ("Bancorp Stock") in accordance with the terms of the Columbia Bancorp 1999 Stock Incentive Plan. The exercise date for this option grant shall be such date as the Bancorp Board may establish consistent with the provisions of the Columbia Bancorp 1999 Stock Incentive Plan.

         5.  BENEFITS.

         5.1 ELIGIBILITY FOR GENERAL BENEFITS. Employee shall be eligible to participate in any plan of the Banks or of Bancorp relating to stock options, stock purchases, profit sharing, group life insurance, medical coverage, education and other retirement or employee benefits that the Banks or Bancorp may adopt for the benefit of employees.

         5.2 ADDITIONAL BENEFITS. Employee shall be eligible to participate in any other benefits which may be or become applicable to Bancorp's or the Banks' executive employees. In addition, Employee shall be entitled to (i) a reasonable car allowance or, at the Bancorp Board's discretion, in lieu of an allowance an automobile and all expenses of maintenance to cover its use, (ii) a reasonable expense account for use in connection with Bancorp business, (iii) membership fees and dues for membership in one golf club mutually agreeable between

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Employee and the Bancorp Board, and (iv) any other benefits which in the Bancorp
Board's judgment are commensurate with the responsibilities and functions to be performed by Employee under the Agreement, including the payment of reasonable expenses for attendance by Employee and Employee's spouse at annual and periodic meetings of trade associations.

         6.  VACATIONS AND LEAVES.

         6.1 PAID VACATION. Employee shall be entitled to an annual paid vacation of forty-two (42) business days per year for the 1999 calendar year and forty-two (42) business days per year for the 2000 calendar year. If the Agreement is not renewed or extended beyond May 14, 2001, Employee shall be entitled to paid vacation of twenty (20) business days for the period beginning January 1, 2001 and ending May 14, 2001. The timing of vacations shall be scheduled in a reasonable manner by Employee. Employee shall not be entitled to receive any additional compensation from Bancorp on account of his failure to take a vacation, and may not accumulate unused vacation time from one calendar year to the next.

         6.2 ABSENCES. In addition to paid vacations, Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment with Bancorp for such additional periods of time and for such valid and legitimate reasons as the Bancorp Board in its discretion may determine.

         6.3 LEAVES WITH OR WITHOUT PAY. The Bancorp Board may grant Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as the Bancorp Board, in its discretion, may determine.

         6.4 MANDATORY ABSENCE. In each calendar year Employee shall be absent from Bancorp for one period of two consecutive weeks. Such period may include vacation, leave, sick leave, attendance at seminars or conventions, or any combination thereof.

         7.  RETIREMENT FROM FULL-TIME EMPLOYMENT.

         7.1 RETIREMENT. If Employee's employment is not otherwise terminated prior thereto, Employee's last day of employment under the Agreement or any extensions thereof shall be deemed Employee's date of retirement (the "Retirement Date"), after which Employee shall be deemed retired from employment by Bancorp. From and after the Retirement Date, the Agreement shall be of no further force and effect, and the relationship between Employee and Bancorp shall be governed exclusively by the DC Agreement.

         7.2 EARLY RETIREMENT. If Employee's employment is terminated hereunder prior to the Retirement Date, Employee's right to payment and benefits under the Agreement and under the DC Agreement shall be determined in accordance with
Section 3 and Section 8 of the Agreement and under the DC Agreement. Such termination of employment shall not invalidate the DC Agreement.

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         7.3 SERVICE ON BOARDS. Employee's retirement shall not constitute
Employee's tender of resignation as a Board member or Board committee member of the Board of Directors of Bancorp or any of its subsidiaries. From and after the Retirement Date Employee may serve in such positions on the same terms and conditions as other such members and in accordance with applicable bylaws.

         8.  CHANGE OF CONTROL.

         8.1 SURVIVAL OF RIGHTS. Employee's rights on termination of employment under Section 3 of the Agreement, as well as all other rights of Employee under the Agreement and the DC Agreement or otherwise, shall survive a change of control of Bancorp.

         8.2 EARLY RETIREMENT. If a change of control of Bancorp occurs prior to the Retirement Date, Employee shall have ninety (90) days following the date such change of control becomes effective to elect to terminate Employee's employment without cause. If Employee so elects to terminate, Employee shall receive all payments and benefits due to Employee on termination under the Agreement and under the DC Agreement. Such payments and benefits shall include, without limitation, the deferred compensation payments provided under Section 1 of the DC Agreement.

         8.3 PRESERVATION OF RIGHTS. Employee shall be entitled to the payments and benefits provided under this Section 8 whether or not Employee opposed or favored the change in control. Employee's rights under this Section are in addition to, and not in lieu of, Employee's rights under Section 7 of the Agreement and under the DC Agreement.

         8.4 PAYMENTS ON CHANGE OF CONTROL. The following items shall be due and payable immediately at Employee's election in the event that a change of control occurs:

             8.4.1 Nonforfeitable deferred compensation;

             8.4.2 Long-term performance plan objective payments, if any, shall be declared accomplished and earned based upon performance up to the date of the change of control.

         8.5 OPTIONS AND STOCK. If Employee is a participant in a restricted stock plan or share option plan, and such plan is terminated involuntarily as a result of the change of control, all stock and options shall be declared fully vested and shall be paid, awarded or otherwise distributed. With respect to any unexercised options under any stock option plan, such options may be exercised within the period provided in such plan. Effective as of the date of the change of control, any holding period established for stock paid as bonus or other compensation shall be deemed terminated, except as otherwise provided by law.

         8.6 DEFINITION. As used in this Section, "control" shall mean the acquisition of twenty-five percent (25%) or more of the voting securities of Bancorp by any person, or persons acting as a group within the meaning of
Section 13(d) of the Securities Exchange Act of 1934, or to such acquisition of a percentage between ten percent (10%) and twenty-five percent (25%) if


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the Board or the Comptroller of the Currency, the FDIC, or the Federal Reserve
Bank have made a determination that such acquisition constitutes or will constitute control of Bancorp. The term "person" refers to an individual, corporation, bank, bank holding company, or other entity, but excludes any Employee Stock Ownership Plan established for the benefit of employees of Bancorp or any of its subsidiaries.

         9.  POST TERMINATION COVENANTS.

         9.1 NON-COMPETE COVENANTS. If Employee terminates his employment without cause, or if Employee's employment is terminated by Bancorp for cause, then for one year from the date of such termination Employee will not, without the prior written consent of Bancorp:

             9.1.1 Undertake full or part-time work, either as an employee or as a consultant, for another financial institution if such work is to be done, in whole or in part, in or from an office or other work site in Yamhill, Wasco, Hood River, Jefferson, Deschutes, Sherman or Gilliam Counties, Oregon, in Klickitat County, Washington, or in any other county in Oregon or Washington in which Bancorp or any of its affiliates has a place of business at the time of termination; or

             9.1.2 Hire for any financial institution or other employer (including himself) any employee of Bancorp, or any subsidiary or other affiliate of Bancorp, or directly or indirectly cause such an employee to leave his or her employment to work for another employer, if such employee is to work in or from an office or other work site in Yamhill, Wasco, Hood River, Jefferson, Deschutes, Sherman or Gilliam Counties, Oregon, in Klickitat County, Washington, or in any other county in Oregon or Washington in which Bancorp or any of its affiliates has a place of business at the time of termination.

         9.2 LIMITATION. The covenants in this Section do not apply if Employee terminates his employment for cause, or if Employee's employment is terminated by Bancorp without cause.

        10.  MISCELLANEOUS.

        10.1 STOCK INCENTIVE PLAN. Employee's retirement from employment under the Agreement on the Retirement Date shall not be deemed a retirement or general termination under any provision of the Columbia Bancorp 1999 Stock Incentive Plan or under any provision of any successor Plan, except as otherwise provided therein or as provided under law, and shall therefore not limit the time within which Employee may exercise Employee's stock option rights under the Plan unless the Plan or applicable law provides to the contrary.

        10.2 RECITALS; LAW; AMENDMENTS. Each and every portion of the Agreement is contractual and not a mere recital, and all recitals shall be deemed incorporated into the Agreement. The Agreement shall be governed by and interpreted according to Oregon law and any applicable federal law. The Agreement may not be amended except by a subsequent written agreement signed by all parties hereto.

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        10.3 ENTIRE AGREEMENT. The Agreement contains the entire understanding and agreement of the parties with respect to the parties' relationship, and all prior negotiations, discussions or understandings, oral or written, are hereby integrated herein. No prior negotiations, discussions or agreements not contained herein or in such documents shall be binding or enforceable against the parties.

        10.4 COUNTERPARTS. The Agreement may be signed in several counterparts. The signature of one party on any counterpart shall bind such party just as if all parties had signed that counterpart. Each counterpart shall be considered an original. All counterparts of the Agreement shall together constitute one original document.

        10.5 ADDITIONAL AGREEMENT. Employee's rights under the Agreement are in addition to Employee's rights under the Deferred Compensation Agreement of April 1, 1999 between the parties or any successor agreement thereto.

        10.6 SUCCESSORS AND ASSIGNS. All rights and duties of Bancorp under the Agreement shall be binding on and inure to the benefit of Bancorp's successors and assigns, including any person or entity which acquires a controlling interest in Bancorp and any person or entity which acquires all or substantially all of Bancorp's assets. Bancorp and any such successor or assign shall be and remain jointly and severally liable to Employee under the Agreement. Employee may not assign or transfer Employee's rights or interests in or under the Agreement other than by a will or by the laws of descent and distribution. The Agreement shall inure to the benefit of and be enforceable by Employee's estate or legal representative.

        10.7 WAIVER. Any waiver by any party hereto of any provision of the Agreement, or of any breach thereof, shall not constitute a waiver of any other provision or of any other breach. If any provision, paragraph or subparagraph herein shall be deemed invalid, illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions, paragraphs and subparagraphs shall not be affected.

        10.8 ARBITRATION. Any dispute, controversy, claim or difference concerning or arising from the Agreement or the rights or performance of either party under the Agreement, including disputes about the interpretation or construction of the Agreement, shall be settled through binding arbitration in the State of Oregon and in accordance with the rules of the American Arbitration Association. A judgment upon the award rendered in such arbitration may be entered in any court of competent jurisdiction.

        10.9 PRIOR EMPLOYMENT AGREEMENT. The Agreement supersedes and replaces the Employment Agreement between Employee and Bancorp of May 1, 1998, and the latter agreement shall be deemed null and void as of April 1, 1999.

        10.10 EMPLOYEE HANDBOOK. Employee agrees to be bound by the terms and conditions of any employee handbook of Bancorp or its affiliates as may be in effect from time to time, except that in the event of a conflict between such employee handbook and the Agreement, the Agreement shall control.

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        10.11 CAPTIONS. All captions, titles and headings in the Agreement are for convenience only, and shall not be construed to limit any term of the Agreement.


/s/
--------------------------------------
Employee


COLUMBIA BANCORP

By: /s/
    ----------------------------------
    Board Chairman